Exhibit 10.3
SECURITY AGREEMENT ACKNOWLEDGMENT
     This Security Agreement Acknowledgment (this “Acknowledgment”) is dated as of June 28, 2007, by the Shingle Springs Tribal Gaming Authority (“Debtor”), an instrumentality of the Shingle Springs Band of Miwok Indians, a federally recognized Indian Tribe (the “Tribe”), and Lakes KAR-Shingle Springs, LLC (“Secured Party”).
RECITALS
     WHEREAS, the Tribe executed and delivered that certain Security Agreement in favor of Secured Party dated October 13, 2003 (the “Security Agreement”), pursuant to which the Tribe granted Secured Party a security interest in the Collateral referred to therein, comprising furnishings and equipment;
     WHEREAS, the Tribe has provided for the orderly management of the Tribe’s gaming operations by establishing the Debtor as an unincorporated instrumentality of the Tribe’s tribal government to conduct the Tribe’s gaming operations, to own the assets of such gaming operations and to have segregated assets and liabilities from the rest of the Tribe’s tribal government assets and liabilities;
     WHEREAS, in connection therewith and pursuant to an Assignment and Assumption Agreement dated as of April 20, 2007, by and among the Tribe, Debtor and Secured Party (the “Assignment and Assumption Agreement”), Debtor assumed obligations of the Tribe under (i) that certain First Amended and Restated Agreement Regarding Gaming Development and Management Agreement dated October 13, 2003 (as amended by an Amendment dated June 16, 2004 and a Second Amendment dated January 23, 2007, the “2003 Memorandum Agreement”), (ii) the Interim Promissory Note of the Tribe dated January 23, 2007 payable to the order of Secured Party in a principal amount of up to $60,000,000 (the “Interim Promissory Note”), (iii) the Operating Note of the Tribe dated October 13, 2003 payable to the order of Secured Party (the “Operating Note”), and (iv) other Transaction Documents (as defined in the 2003 Memorandum Agreement);
     WHEREAS, in connection with and pursuant to the Assignment and Assumption Agreement, Debtor assumed all obligations of the Tribe under and has become bound as a new debtor by the Security Agreement;
     WHEREAS, Section 10 of the Assignment and Assumption Agreement provides that the parties thereto will execute and deliver such additional documents and take such additional actions as may be reasonably requested by a party for the purpose of implementing or effectuating the provisions of the Assignment and Assumption Agreement, and Secured Party has requested that this Acknowledgment be so executed and delivered;

     WHEREAS, the Debtor anticipates entering into an equipment financing in an aggregate principal amount of up to $85,000,000 (the “FF&E Financing”), the proceeds of which will be used solely to finance the acquisition by the Debtor of, or the entry into a capital lease by the Debtor with respect to, furniture, furnishings and equipment to be used in the ordinary course of the business of the Debtor (“FF&E”);
     WHEREAS, the collateral for the FF&E Financing will consist of FF&E to be purchased pursuant to and with the proceeds of such FF&E Financing (such collateral being referred to herein as the “FF&E Collateral”);
     WHEREAS, the Debtor has requested that Secured Party not claim a security interest in the FF&E Collateral until such time as such FF&E Financing shall have been paid in full or otherwise discharged or defeased or until such time as the FF&E Collateral shall no longer secure the FF&E Financing; and
     WHEREAS, Debtor and Secured Party have executed and delivered a Third Amendment dated as of May 17, 2007 (the “Third Amendment”) to the 2003 Memorandum Agreement (the 2003 Memorandum Agreement, as amended by such Third Amendment and as the same may from time to time hereafter be further amended, being herein referred to as the “Amended Memorandum Agreement”);
     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto agree as follows:
     1. Acknowledgments.
          (a) Capitalized terms used herein and not otherwise defined herein, as well as capitalized terms used in the Security Agreement and not otherwise defined therein, shall have the meanings ascribed to such terms in the Amended Memorandum Agreement.
          (b) Debtor confirms each acknowledgment and agreement set forth in Section 5 of the Assignment and Assumption Agreement.
          (c) Without limiting the generality of the foregoing, Debtor hereby confirms (i) that the Security Agreement is binding upon Debtor as the Debtor thereunder, as if Debtor had originally been a party thereto, and (ii) that the Secured Obligations (as defined in the Security Agreement) include the obligations of the Debtor under the Amended Memorandum Agreement, other obligations assumed by the Debtor pursuant to the Assignment and Assumption Agreement (including, without limitation, obligations under the Interim Promissory Note and the Operating Note, Debtor’s assumption of which Debtor also hereby confirms), and such obligations as remain obligations of the Tribe in accordance with the provisions of the Assignment and Assumption Agreement. Debtor confirms that the Security Agreement constitutes a Transaction Document (as defined in the Amended Memorandum Agreement).

          (d) Debtor further makes and confirms, as of the date hereof, all representations and warranties of the Debtor set forth in the Security Agreement (except, with respect to the representation and warranty set forth in Section 4(f) of the Security Agreement, the appropriate address of Debtor is the address referred to in Section 3 below).
          (e) Debtor acknowledges that, with respect to the Interim Promissory Note, such Interim Promissory Note evidences the aggregate unpaid principal amount of advances under the Transition Loan (as defined in the Amended Memorandum Agreement) not to exceed $60,000,000, together with interest thereon as provided therein, including without limitation any such accrued interest as may hereafter be capitalized (whether or not, if the capitalization of such interest is deemed to be a principal advance, the aggregate amount of principal advances exceeds $60,000,000).
     2. Certain References. Debtor acknowledges and confirms that, as used in the Security Agreement (a) “Enterprise,” and all defined terms incorporated in the definition of such term, shall have the meanings ascribed to such terms in the Amended Memorandum Agreement, (b) “Gaming Site” shall refer to the Tribal Lands (as defined in the Amended Memorandum Agreement) located in El Dorado County, California, used as the site for operating and constructing the Facility (as defined in the Security Agreement) and the Enterprise, and (c) “Amended Memorandum Agreement” shall refer to the Amended Memorandum Agreement. The reference in Section 5(a) of the Security Agreement to “Gaming Enterprise Site” shall be deemed to refer to “Gaming Site.”
     3. Notice Addresses. Notice addresses for Debtor and Secured Party shall be the same as those provided in the Amended Memorandum Agreement for such parties.
     4. FF&E Collateral. Secured Party hereby agrees that, notwithstanding anything in the Security Agreement to the contrary, no security interest granted by the Debtor to Secured Party pursuant to the Security Agreement shall attach to the FF&E Collateral unless and until (i) the FF&E Financing (and any renewal, refunding, replacement or refinancing thereof) shall be paid in full or otherwise discharged or defeased, or (ii) with respect to any item of FF&E Collateral, such item otherwise shall be released and no longer constitute FF&E Collateral.
     5. Governing Law. This Acknowledgment and the Security Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California (including the UCC, which UCC shall apply without regard to any provision therein that would otherwise provide that such UCC is inapplicable to the Tribe or any Tribal Party, whether based upon the fact that the Tribe or any Tribal Party is deemed to be a governmental body or otherwise); except that (i) to the extent that California law does not recognize or provide for the creation, attachment, perfection, priority or enforcement of the security interest granted by the Security Agreement in any Collateral (as defined in the Security Agreement) that is recognized or provided for under the Tribal UCC, then the Tribal UCC shall apply thereto so as to give effect to such creation, attachment, perfection, priority or enforcement, and (ii) to the extent that such Tribal UCC shall under any circumstances otherwise be more favorable to Secured Party than to Debtor, then under such circumstances and to such extent the Tribal UCC shall apply. As used in this provision, “Tribal Party” has the meaning ascribed to such term in the Tribal UCC, “Tribal UCC” means the Tribe’s Secured Transactions Ordinance, and “UCC” has the meaning ascribed to such term in the Security Agreement.
     6. Counterparts. This Acknowledgment may be executed in any number of counterparts and by facsimile, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.
     7. Dispute Resolution; Limited Waiver of Sovereign Immunity. Any dispute in connection with this Acknowledgment shall be subject to the dispute resolution procedures and limited waiver of sovereign immunity contained in the Amended Memorandum Agreement and the Resolution of Limited Waiver (as defined in the Amended Memorandum Agreement), the terms of which are incorporated by reference herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment to be duly executed and delivered under seal by their respective duly authorized officers as of the date first above written.

DEBTOR:

SHINGLE SPRINGS TRIBAL GAMING AUTHORITY

By:	/S/ Nicholas H. Fonseca

Name: Nicholas H. Fonseca
Title: Chairman, Tribal Counsel

And:	/S/ Richard Lawson

Name: Richard Lawson
Title: Chairman

SECURED PARTY:

LAKES KAR-SHINGLE SPRINGS, LLC

By:	/S/ Damon E. Schramm

Name: Damon E. Schramm
Title: General Counsel

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